Exhibit 10.10

Execution copy

ENANTA PHARMACEUTICALS, INC.

The Arsenal on the Charles, Watertown

Exhibit 1, Lease Data

Execution Date:	September 24, 2018
Landlord:	Athena Arsenal, LLC, a Massachusetts Limited Liability Company.
Landlord’s Notice Address:	311 Arsenal Street, The Arsenal on the Charles, Watertown, MA 02472, Attn: Mark Blair.
Landlord’s Rent Address:	311 Arsenal Street, The Arsenal on the Charles, Watertown, MA 02472, Attn: Mark Blair
Tenant:	Enanta Pharmaceuticals, Inc., a Delaware corporation.
Tenant’s Notice Address:

Before Term Commencement Date: 500 Arsenal Street, Watertown, MA 02472, Attn: Paul Mellett, with a copy to the same address, Attn: Nathaniel Gardiner, Esq.;

On and after Term Commencement Date: 400 Talcott Avenue, Building 131, The Arsenal on the Charles, Watertown, MA 02472, Attn: Paul Mellett, with a copy to the same address, Attn: Nathaniel Gardiner, Esq.

Property:	The property known as The Arsenal on the Charles, Watertown, Massachusetts, as shown on Exhibit 4 attached to this lease. [1]
Building:	400 Talcott Avenue (Building 131), Watertown, Massachusetts.
Premises:	Location:	The second floor of the Building, substantially as shown on Exhibit 2, and a portion of the Building’s interior courtyard as set forth in Section 13.2.
	Floor Area:	Approximately 17,298 rentable square feet.
Common Areas:

Any portion of the Property which Landlord designates, from time to time, for the common use of Tenant and others and shall include (i) the common lobbies, hallways, stairways, and elevators of the Building, (ii) common walkways necessary for access to the Building, (iii) the loading dock(s) of the Building, (iv) if the Premises are located on a multi-tenant floor of the Building, the common toilets and other common facilities of such floor, and (v) parking areas surrounding the Building or as Landlord may otherwise designate from time to time.

1 The parties agree that Exhibit 4 is attached solely for the purpose of locating The Arsenal on the Charles, the Building, and the Premises within The Arsenal on the Charles and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit (e.g., any information as to buildings, tenants, or prospective tenants, etc.) and that the same are subject to change at any time.

Exhibit 1-1

Execution copy

Base Rent:	Time Period	Annual Base Rent	Monthly Base Rent
	First Year[2]	$553,536.00	$46,128.00
	Second Year	$570,834.00	$47,569.50
	Third Year	$588,132.00	$49,011.00
	Fourth Year	$605,430.00	$50,452.50
	Fifth Year	$622,728.00	$51,894.00
Additional Rent:	Tenant’s Share:[3]	2.07%.
	Operating Base:	The actual amount of Operating Costs for calendar year 2019, subject to Section 8.
	Tax Base:	The actual amount of Taxes (as the same may be abated) for Tax Year 2020, subject to Section 7, adjusted, if necessary, to assume a fully-assessed Building.
Term:	The period of time commencing as of the Term Commencement Date and, subject to earlier termination or expiration in accordance with the provisions of this Lease, expiring on the Termination Date.
	Premises Delivery Date:	The date on which Landlord delivers possession of the Premises to Tenant, in accordance with Section 5.2, which the parties anticipate will be no later than September 21, 2018.[4]
	Term Commencement Date:	Three (3) months following the Premises Delivery Date or, if sooner, the date Tenant occupies the Premises for business purposes.
	Base Rent Commencement Date:	Seven and one half (7 1/2) months after the Term Commencement Date.

2 Twelve months starting on the Base Rent Commencement Date, plus the partial month if the Base Rent Commencement Date is not the first day of a calendar month.

3 A percentage equal to the Premises Floor Area divided by the total leasable floor area of Property (including premises occupied by athenahealth, Inc. or its affiliates), but excluding premises on any parcel of the Property which is leased to the extent the tenant of such premises provides and/or separately pays for items which would otherwise be included in Operating Expenses hereunder. At such time, if ever, any space is added to or subtracted from the Premises and/or any of the buildings in the Property, the Tenant’s Share shall be adjusted accordingly. Landlord’s system for measurement of floor area shall be as determined by Landlord.

4 New Repertory Theatre may still occupy approximately 1,500 square feet of the Premises on the Premises Delivery Date. Landlord shall deliver possession of that portion of the Premises to Tenant by October 22, 2018.

Exhibit 1-2

Execution copy

Termination Date:

Five years after the Base Rent Commencement Date, except that if, pursuant to the foregoing, the Termination Date would occur on a day other than the last day of a calendar month, then the Termination Date shall be the last day of such calendar month.

Utilities:	HVAC	Included in Operating Expenses.
	Electricity	As set forth in Section 9.
Brokers:	Landlord’s Broker: Avison Young, 200 State Street, 15th Floor, Boston, MA 02109; Tenant’s Broker: JLL, 1 Post Office Square, Boston, MA 02109.
Lease Interest Rate:	The lesser of 12 percent (12%) per annum or the maximum contractual rate that Landlord can legally charge in the Commonwealth of Massachusetts.
Permitted Use:	General business offices and no other purposes whatsoever.
Insurance Limits:

Commercial General Liability insurance, as hereinafter defined, with the following minimum limits:

(a)$1,000,000 each occurrence;

(b)$2,000,000 general aggregate; and

(c)$1,000,000 personal and advertising injury

Security Deposit:	$92,256 (two months’ rent).
Laws:

All applicable laws, rules, orders, and regulations, including, without limitation, all building codes, zoning codes, historic building regulations, and energy-related requirements, of federal, state, county, and municipal authorities and with any direction of any public officer or officers, pursuant to law.

Exhibit 1-3

Execution copy

Exhibits

Exhibit 1 – Lease Data

Exhibit 2 – Premises Plan

Exhibit 3 – Rules and Regulations

Exhibit 4 – Plan of the Property, The Arsenal on the Charles

Exhibit 5 – List of Existing Environmental Restriction Documents

Exhibit 1-4

THIS DEED OF LEASE (this “Lease”) between Landlord and Tenant named in Exhibit 1 is entered into on the Execution Date as stated in Exhibit 1. Landlord hereby demises to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to the provisions of this Lease.

The Exhibits attached to this Lease are made a part hereof. Any reference in this Lease to any terms defined in any such Exhibit shall have the meaning set forth in such Exhibit.

1.DESCRIPTION OF THE DEMISED PREMISES

1.1Demised Premises. The Premises are that portion of the Building as described in Exhibits 1 and 2, as the same may be changed from time to time in accordance with the terms hereof, and a portion(s) of the Building’s courtyard as set forth in Section 13.2.

1.2Common Area Rights; Shuttle Service. Subject to the Rules and Regulations, Tenantshall have the right, during the Term, to use the Common Areas in common with others entitled to use the same. Common Area parking spaces are available on an unreserved, first-come, first-served basis; Tenant shall have the right to use Common Area parking spaces for no additional charge at a ratio of 2.6 spaces per 1,000 rentable square feet of Premises area, i.e., to use forty-five (45) of those parking spaces shown on Exhibit 4.

Tenant’s employees shall, subject to seating availability, have the right to use the shuttle services provided by Landlord from The Arsenal on the Charles campus to Harvard Square, Back Bay Station, Cleveland Circle, Boston Landing, and South Boston for so long as Landlord provides these shuttle services to its employees; provided that if Landlord charges its employees for shuttle services in the future then Landlord may charge Tenant’s employees the same rate(s).

1.3Exclusions and Reservations. The following are not part of the Premises: all the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent any balconies are shown as part of the Premises on Exhibit 2), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for risers, shafts, stacks, pipes, conduits, wires, and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks, or other Building facilities. Landlord reserves the right to access and use any of the foregoing, as well as the right to enter the Premises for the purposes of operation, maintenance, and repair, all in accordance with Section 16.

2.PERMITTED USE

Tenant shall use the Premises only for the Permitted Use and for no other purpose. Tenant shall not cause or permit any potentially-harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

Prior to the Term Commencement Date, Tenant’s use of the Premises shall be limited to performing Tenant’s Work, installing its equipment, finishes, telephones, telecommunications services, and equipment in the Premises, and for other activities associated with Tenant moving into the Premises.

3.RENT

3.1Payment Obligation. Tenant shall pay: (i) commencing on the Base Rent Commencement Date, Base Rent, in equal monthly installments, in advance by the first calendar day of each month during the Term, and (ii) Tax Excess, Operating Expense Excess, and all other charges due from Tenant to Landlord as set forth herein (collectively “Additional Rent”) to Landlord at Landlord’s Rent Address set forth above (or such other address of which Landlord may advise Tenant in writing), without offset, abatement, deduction, or demand (except as expressly set forth in this Lease). Base Rent shall be equitably pro-rated for any portion of a calendar month, e.g., if the Base Rent Commencement Date is not the first day of a calendar month. Base Rent and Additional Rent are sometimes referred to collectively herein as “Rent”.

3.2Late Payments. Interest shall accrue on any unpaid Rent at the Lease Interest Rate. If any Rent remains outstanding for a period of ten (10) days, Tenant shall pay to the Landlord a late charge equal to five (5%) percent of the amount due for each month or portion thereof during which the arrearage continues.

4.SECURITY DEPOSIT

Upon the execution and delivery of this Lease by both parties, Tenant shall pay the Security Deposit to Landlord. The Security Deposit shall be held by Landlord as a security for Tenant’s performance under this Lease. In no event shall the Security Deposit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages. No interest shall accrue on the Security Deposit and Landlord shall have no obligation to maintain the Security Deposit in a separate account. If Tenant defaults in any of its obligations under this Lease, Landlord shall have the right, without prior notice to Tenant, to apply the Security Deposit (or any portion thereof) towards the cure of any such default and Tenant shall, within ten (10) days of demand from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of the Security Deposit. The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have, nor shall such application by Landlord constitute a waiver by Landlord. Landlord shall, within thirty (30) days after the later of: (i) the termination of this Lease, and (ii) the date that Tenant vacates and delivers the Premises to Landlord in the condition required pursuant to this Lease, return the Security Deposit to Tenant less any amounts then owed by Tenant to Landlord.

5.TERM AND DELIVERY

5.1Initial Period. Subject to the terms and conditions set forth in this Lease, the initial Term (the “Initial Term”) shall commence on the Term Commencement Date and end the day immediately preceding the fifth anniversary of the Base Rent Commencement Date; except that if the Base Rent Commencement Date is not the first day of a calendar month then the initial Lease Term shall end on the fifth anniversary of the last day of the month of the Base Rent Commencement Date.

5.2Premises Delivery. Landlord shall reasonably attempt to deliver possession of the Premises, with all Building HVAC, mechanical, electrical, and plumbing systems serving the Premises in good operating condition and repair, on or before September 21, 2018, the anticipated Premises Delivery Date. If Landlord is unable to deliver possession of the Premises to the Tenant on or before the anticipated Premises Delivery Date or thereafter for any reason, Landlord shall not be subject to any liability, claims, or damages for failure to give possession on said date and this Lease shall not be terminated or terminable by reason of such delay unless such delay continues beyond October 21, 2018, in which event one (1) day’s Base Rent shall be abated for each day the Premises Delivery Date is delayed beyond October 21, 2018. If Landlord has not delivered the Premises by November 21, 2018, Tenant shall have the right to terminate this Lease by giving not less than ten (10) days’ notice to Landlord, provided that any such notice must be delivered before Landlord has delivered the Premises. Tenant hereby indemnifies Landlord for all losses, costs, damages, and claims including reasonable attorneys’ fees arising out of any delays, damages to the Premises or the Property, or other matters arising out of Tenant’s access to the Premises or the Property prior to the Term Commencement Date, and shall present Landlord with satisfactory certificates of insurance in the amounts set forth herein as a condition and prerequisite to gaining such access.

5.3Extension Option. Provided that, at the time of each such exercise, (i) this Lease is still in full force and effect, (ii) Tenant has not subleased or assigned any portion of the Premises except for a sublease or assignment to a Permitted Transferee (as defined in Section 14.2), or a sublease or assignment with Landlord’s approval, (iii) no Default of Tenant shall be continuing, (iv) there shall be no Default of Tenant on the date on which an Extension Term would otherwise commence; and (v) not more than two (2) Defaults of Tenant have occurred during the then current Initial Term or Extension Term, Tenant shall have the right and option to extend the Term of this Lease for two (2) extended terms of three (3) years each (the “Extension Terms”). The extension right is personal to the Tenant originally identified herein or to a Permitted Transferee who occupies the entire Premises, and may not be otherwise assigned, voluntarily or involuntarily, separate from, or as part of, the Lease. Any Extension Term shall commence on the day immediately succeeding the expiration date of the Initial Term or the preceding Extension Term, as the case may be, and shall end on the day immediately preceding the third anniversary of the first day of such Extension Term and Tenant shall accept the Premises at the beginning of any Extension Term in its then “AS IS, WHERE IS” condition and, accordingly, and Landlord shall not be required to perform any improvements to the Premises. Tenant shall exercise such option to extend by giving written notice to Landlord of its desire to do so not more than twelve (12) nor less than nine (9) months prior to the expiration of the Initial Term or the initial Extension Term, as the case may be. The giving of such notice of extension by Tenant (provided that the preconditions to such extension right set forth above are satisfied) shall automatically extend the Term of this Lease for the applicable Extension Term, and no instrument of renewal or extension need be executed. If Tenant fails to give such notice to Landlord, this Lease shall automatically terminate at the end of the Initial Term or the preceding Extension Term, as applicable, and Tenant shall have no further option to extend the Term of this Lease. Any Extension Term shall be on all the terms and conditions of this Lease, except that during the second Extension Term, Tenant shall have no right to further extend the Term of this Lease. Upon request of either party, Landlord and Tenant shall execute an amendment of this Lease confirming the exercise of this extension right, but the failure to so request or execute such amendment shall not impact or invalidate the exercise of this extension right. Tenant’s Base Rent during any Extension Term shall be ninety-five percent (95%) of the Fair Market Rental Rate for the Premises, determined as set forth below.

(a)

“Fair Market Rental Rate” shall be determined as of the date in question to be the then current annual base rental charge using the then-current Tax Base and Operating Base, taking into account concessions such as rental abatement, tenant improvements and allowances, leasing commissions, and provisions for subsequent increases and other adjustments for renewal leases or agreements to lease then currently being negotiated or executed for comparable space located in comparable office buildings located in the Watertown, Massachusetts, provided however, that in no event shall the sum of annual Base Rent, Operating Expense Excess and Tax Excess payable by Tenant for any twelve (12) month period during the Extension Term be less than the ninety-five percent (95%) of the sum of annual Base Rent, Operating Expense Excess and Tax Excess payable by Tenant in respect of the twelve (12) month period immediately preceding the commencement of the Extension Term. In determining Fair Market Rental Rate, all relevant factors shall be taken into account and given effect.

(b)

Landlord shall initially designate Fair Market Rental Rate by written notice (“Landlord’s Designation”) to Tenant, provided that in no event shall Landlord be obligated to designate Fair Market Rental Rate more than ten (10) months before the expiration of the then-current term hereof. If Tenant disagrees with Landlord’s Designation, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has received Landlord’s Designation, to submit such Fair Market Rental Rate to arbitration (the “Arbitration Notice”). Fair Market Rental Rate shall be submitted to arbitration as follows: Landlord and Tenant shall attempt, in good faith, to reach an agreement as to the Fair Market Rental Rate of the Premises for the Extension Term. If the parties have failed to agree in writing upon the Fair Market Rental Rate within thirty (30) days after delivery of Landlord’s Designation, then the Fair Market Rental Rate shall be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Watertown, Massachusetts commercial office leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the Greater Boston Real Estate Board or any successor organization thereto (the “GBREB”). The Baseball Arbitrator selected by the parties or designated by the GBREB shall (y) have at least ten (10) years’ experience in the leasing of commercial office space in the Watertown, Massachusetts leasing market and (z) not have been employed or retained by either Landlord or Tenant or an affiliate of either for a period of at least two (2) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party the submitting party’s determination of the Fair Market Rental Rate. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) Fair Market Rental Rate determinations more closely represents the actual Fair Market Rental Rate. The Baseball Arbitrator may not select any other Fair Market Rental Rate for the Premises other than one submitted by Landlord or Tenant. The Fair Market Rental Rate selected by the Baseball Arbitrator shall be binding and conclusive, and judgment upon the award or decision of the Baseball Arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by certified mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Rate has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Rate, then Tenant shall pay annual Base Rent and other charges under the Lease in respect of the Premises in question based upon the average of Fair Market Rental Rate designated by Landlord and Tenant to the Baseball Arbitrator until either the agreement of the parties as to the Fair Market Rental Rate, or the decision of the Baseball Arbitrator, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant. If Tenant does not timely submit an Arbitration Notice, then Fair Market Rent shall be as designated by Landlord.

6.CONDITION OF PREMISES

6.1Condition of Premises. Except to the extent modified by Landlord’s express agreement in Section 5.2 of this Lease or in this Section 6.1, the Premises is being leased “AS IS, WHERE IS” with Tenant accepting all defects, if any; and Landlord makes no warranty of any kind, express or implied, with respect to the Premises, the Building, or The Arsenal on the Charles (without limitation, Landlord makes no warranty as to the habitability, fitness, or suitability of the Premises for a particular purpose, nor as to compliance with any Laws, nor as to the presence or absence of any Hazardous Materials). Tenant acknowledges that it has been given the opportunity to inspect, and to have qualified experts inspect, the Premises (including without limitation the Building’s HVAC and MEP systems serving the Building’s Common Areas and the Premises) prior to the execution of this Lease and has either performed the same to its satisfaction or waived such right. To the best of Landlord’s knowledge, as of the Execution Date, the Building and the Premises are in compliance with the Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq., as amended, and the regulations promulgated thereunder, the regulations promulgated by the Massachusetts Architectural Access Board, 521 CMR 1.000, and all other applicable laws and regulations governing access to and use of facilities by persons with disabilities. Notwithstanding anything to the contrary in this Section 6.1, Landlord shall, at Landlord’s expense (which may be included in Operating Costs to the extent permitted under Article 8 hereof), (i) comply with the orders and regulations of all governmental authorities with respect such laws and regulations applicable to the Common Areas and any work performed by or on behalf of Landlord to the Building’s Common Areas, and (ii) correct any violations of such laws and regulations with respect to the Premises or the Building’s Common Areas, provided that Landlord’s obligation shall be limited to violations that are not triggered by (x) Tenant’s specific use of the Premises or (y) Tenant’s Work (as defined in Section 6.2).

6.2Tenant Improvement Allowance. Landlord shall, as set forth below, contribute up to Eighty-Six Thousand, Four Hundred Ninety Dollars ($86,490.00) (i.e., $5.00 per rentable square foot of the Premises) (“Tenant’s Improvement Allowance”) towards the cost of the initial leasehold improvements to be installed by Tenant in the Premises (“Tenant’s Work”). Tenant’s Work shall be performed in accordance with Articles 12 and 13 hereof. If Tenant’s Improvement Allowance will not be sufficient to complete Tenant’s Work, Tenant shall pay the excess costs, prior to Landlord’s disbursing Tenant’s Improvement Allowance to Tenant.

(a)

Provided that Tenant is not in default of any of its obligations under this Lease when Tenant submits any Requisition (defined below) seeking to draw on Tenant’s Improvement Allowance, Landlord shall pay the cost of the work shown on each Requisition submitted by Tenant to Landlord within thirty (30) days of Landlord’s receipt thereof. If Tenant is prevented from receiving payment of a Requisition based upon Tenant’s default, Tenant shall have the right, so long as the Lease is in full force and effect, and Tenant is in full compliance with its obligations under the Lease, to resubmit such Requisition after Tenant cures such default. For the purposes hereof, a “Requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the Premises. Each Requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous Requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition to verify the amount thereof. Tenant shall submit Requisition(s) no more frequently than monthly.

(b)	Notwithstanding anything to the contrary herein contained:
(i)

Landlord shall have no obligation to advance funds on account of Tenant’s Improvement Allowance unless and until Landlord has received the Requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the Requisition has been performed in accordance with all Laws and in accordance with Tenant’s approved plans, and written lien waivers from Tenant’s contractor and any subcontractors or materialmen for work performed to date.

(ii)	Landlord shall pay Tenant’s Improvement Allowance to Tenant if and to the extent the same is due and payable in accordance with the provisions hereof.

(iii)

Landlord shall have no obligation to pay Tenant’s Improvement Allowance in respect of any Requisition submitted after the latter of (i) May 31, 2019 or (ii) seven (7) months after the Premises Delivery Date.

(iv)	Tenant shall not be entitled to any unused portion of Tenant’s Improvement Allowance.
(c)

Except for Tenant’s Improvement Allowance and Tenant’s HVAC Reimbursement (as defined in Section 6.4), Tenant shall bear all other costs of Tenant’s Work. Landlord shall have no liability or responsibility for any claim, injury, or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

6.3Plans and Specifications. Tenant shall be solely responsible for the preparation of the final architectural, electrical, and mechanical construction drawings, plans, and specifications (“plans”) necessary to construct the Premises for Tenant’s occupancy, which plans shall be subject to approval by Landlord’s architect and engineers and shall comply with their reasonable requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Landlord’s architects and engineers shall respond to any plan submission by Tenant within ten (10) business days after Landlord’s receipt thereof. If Landlord’s architect’s or engineers’ approval of Tenant’s plans is withheld or conditioned, Landlord shall send written notification thereof to Tenant and include a reasonably detailed statement identifying the reasons for such refusal or condition, and Tenant shall promptly have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and shall resubmit such plans to Landlord. Such process shall be followed until the plans shall have been approved by Landlord’s architect and engineers without unreasonable objection or condition. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliance, and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto. (As used in this Article 6, “architect” as shall include any interior designer or space planner.) Tenant shall select a general contractor and subcontractors subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

6.4Replacement of Courtyard HVAC Units. Tenant’s plans shall include replacement of the four (4) courtyard Trane packaged HVAC units (the “HVAC Units”) and the replacement of the HVAC Units shall be included in Tenant’s Work. Tenant shall ensure that Landlord has approved the manufacturer and specifications of the HVAC Units (which approval shall not be unreasonably withheld or delayed) prior to purchasing, and shall assign the warranties for the HVAC Units and any related equipment to Landlord upon receipt of Tenant’s HVAC Reimbursement. Upon Tenant’s delivery to Landlord of documentation of the cost of purchasing and installing the HVAC Units, Landlord shall reimburse Tenant for such documented costs by a rent credit spread in equal amounts over three (3) months, subject to a reimbursement cap of one hundred twenty-four thousand dollars ($124,000.00) (“Tenant’s HVAC Reimbursement”).

7.TAX EXCESS

7.1Definitions. (a) “Taxes” shall be defined as all real estate taxes and other taxes, levies and assessments now or hereinafter imposed upon the Building and the Property; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments, and charges arising from the ownership, leasing, operating, use, or occupancy of the Building or based upon rentals derived therefrom. Betterments and special assessments shall be included in Taxes only to the extent such betterments and assessments (plus any interest accruing thereof) are payable during and in respect of the Term as if paid over the longest period permitted by Law. Taxes shall not include any gift, inheritance, franchise, rental, income, or profit tax, capital levy, or excise taxes. (b) “Tax Year” shall be defined as any fiscal tax year commencing as of July 1 and ending as of the following June 30.

7.2Payment of Tax Excess. Tenant shall pay to Landlord, as additional Rent, Tenant’s Share (“Tax Excess”) of the amount by which Taxes for any Tax Year during the Term exceed the Tax Base. Tax Excess shall be pro-rated with respect to any partial Tax Year occurring included in the Term. If Landlord obtains an abatement of Taxes for any Tax Year in respect of which Tenant pays Tax Excess, Landlord shall promptly refund Tenant’s Share of such abatement to Tenant, net of any reasonable costs incurred by Landlord in obtaining such abatement; provided, however, in no event shall the amount refunded to Tenant exceed the actual amount of Tax Excess paid by Tenant to Landlord in respect of the Tax Year for which such abatement is obtained. If Landlord shall so elect, Tenant shall pay to Landlord, at the same time and in the same manner that Base Rent is payable under this Lease, monthly payments on account of Tax Excess for any Tax Year as reasonably estimated by Landlord. Within thirty (30) days after the actual amount of Taxes is determined for each Tax Year, Landlord shall deliver to Tenant a statement setting forth the actual amount of Taxes for such Tax Year and reconciling the amount of Tax Excess payable and/or paid by Tenant for such Tax Year. If Tenant has underpaid Tax Excess for such Tax Year, Tenant shall, within thirty (30) days of billing, pay such underpayment to Landlord, and if Tenant overpaid for such Tax Year, Tenant shall be credited with such overpayment against the next installment(s) of

Base Rent and other charges payable under this Lease, except that if such overpayment is determined after the termination of this Lease, Landlord shall promptly refund any such overpayment to Tenant, less any amounts then due from Tenant to Landlord. Landlord shall, within ten (10) days of written request from Tenant, from time to time, deliver to Tenant copies of Tax bills in Landlord’s possession for each Tax Year during the Term.

7.3Survival. The obligations of each party under this Section 7 shall survive termination of this Lease.

8.OPERATING EXPENSE EXCESS

8.1Definitions. (a) “Operating Expenses” shall be defined as all costs and expenses incurred by Landlord in operating, maintaining, managing, and insuring the Property. Without limiting the foregoing, Operating Expenses shall include the costs of cleaning, trash removal service, snow and ice removal, maintenance, management fees consistent with the fees paid for maintaining properties comparable to the Property, repairs, supplies, utilities, and Permitted Capital Amortization, but shall not include Excluded Expenses. (b) “Permitted Capital Amortization” shall be defined as the cost of any capital expenditure made by Landlord which is required by Law which first becomes effective and applicable to the Property after the Execution Date, or which is reasonably projected by Landlord to achieve savings in the amount of Operating Expense Excess payable by Tenant (excluding, however, capital expenditures made to replace any item at the end of its useful life), amortized over the useful life of the capital item, together with interest at a market rate of interest at the time that Landlord makes such capital expenditure. Permitted Capital Amortization shall not be included in the Operating Base.

8.2Payment of Operating Expense Excess. Tenant shall pay to Landlord, as additional Rent, Tenant’s Share (“Operating Expense Excess”) of the amount by which Operating Expenses for any calendar year during the Term exceed the Operating Base. Operating Expense Excess shall be pro-rated with respect to any partial calendar year occurring included in the Term. To the extent the Building is less than one hundred percent (100%) occupied during calendar year 2019, the Operating Base shall be grossed up to reflect a fully-occupied Building; to the extent the Property is less than ninety-five percent occupied during calendar year 2019, the Operating Base shall be grossed up to reflect ninety-five percent (95%) occupancy of the Property. If Landlord shall so elect, Tenant shall pay to Landlord, at the same time and in the same manner that Base Rent is payable under this Lease, monthly payments on account of Operating Expense Excess for any calendar year as reasonably estimated by Landlord. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall deliver to Tenant a statement (“Year End Statement”) setting forth, in reasonable detail, the actual amount of Operating Expenses incurred by Landlord for such calendar year, and reconciling the amount of Operating Expense Excess payable by Tenant for such calendar year. If Tenant has underpaid Operating Expense Excess for such calendar year, Tenant shall, within thirty

(30) days of billing, pay such underpayment to Landlord, and if Tenant overpaid for such calendar year, Tenant shall be credited with such overpayment against the next installment(s) of Base Rent and other charges payable under this Lease, except that if such overpayment is determined after the termination of this Lease, Landlord shall promptly refund any such overpayment to Tenant, less any amounts then due from Tenant to Landlord.

8.3Excluded Expenses. Notwithstanding anything contained herein to the contrary, in no event shall Operating Expenses include any of the following costs (“Excluded Expenses”): (i) marketing costs, brokerage commissions and concessions, and leasehold improvement costs incurred in connection with the leasing of any rentable space at the Property; (ii) debt service; (iii) attorneys’ fees incurred in connection with lease negotiations, disputes with individual tenants, and/or for the existence, maintenance, or non-Property related operations of the legal entity or entities of which Landlord is comprised or the development of additional space at the Property; (iv) the existence, maintenance, or non-Property related operations of the legal entity or entities that Landlord comprises; (v) the cost of any special work or service performed for any tenant (including Tenant) billable to such tenant or any costs in connection with services or benefits that are provided to or for the particular benefit of other tenants but not offered to Tenant; (vi) the cost of any repairs or restoration required because of fire, other casualty, or taking, provided however, that Operating Expenses may include costs of repairs which are not covered under Landlord’s casualty insurance as a result of a commercially reasonable deductible(s) carried by Landlord; (vii) any expenses for repairs or maintenance to the extent covered by warranties; (viii) any cost that Tenant pays for directly; (ix) the cost of removing or remediating Hazardous Materials from the Property; (x) any amounts paid to a person, firm, corporation, or other entity under common ownership and control with Landlord that is in excess of a commercially reasonable amount paid on a market rate basis; (xi) depreciation of the Property or any part thereof; (xii) accounting and bookkeeping services to the extent not allocable to the Property; (xiii) any compensation paid to personnel in retail concessions operated by Landlord and any subsidies or concessions to third parties operating retail concessions at the Property; (xiv) salaries, bonuses, and benefits of officers, executives of Landlord, and administrative employees above the grade of property manager; (xv) all capital improvements or expenditures, including, without limitation, expenditures made to replace items at the ends of their useful lives, except for Permitted Capital Amortization; (xvi) items for which Landlord is actually reimbursed by tenants (other than through general operating expense provisions) or other third parties, and (xvii) Tenant’s HVAC Reimbursement.

8.4Tenant’s Audit Right. Subject to the provisions of this Section 8.4, Tenant shall have the right, at Tenant’s cost, to examine all documentation and calculations prepared in the determination of Operating Expense Excess:

(a)

Upon request made by Tenant within sixty (60) days after receipt of any Year End Statement, provide that Tenant has paid any Operating Expense Excess then owed and due, Tenant may exercise Tenant’s audit right by giving Landlord written notice (the “Audit Request”).

(b)

Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records, during normal business hours, within a reasonable time after Landlord receives an Audit Request. Landlord shall notify Tenant when such documents and calculations are available for audit.

(c)

Such audit may be made only by a nationally- or regionally-recognized, independent certified public accounting firm (a “Major CPA Firm”), or by another certified public accounting firm reasonably approved by Landlord, in either case licensed to do business in the Commonwealth of Massachusetts. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is representing, or in the case of an examiner other than a Major CPA Firm has within the last two (2) years prior to Tenant’s request represented, any other tenant of the Property or of any building owned by Landlord or an affiliate of Landlord. In no event shall Tenant use any examiner who is being paid by Tenant on a contingent fee basis.

(d)

As a condition to performing any such audit, Tenant and its examiner(s) shall execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information discovered during the audit about Landlord, the Building, or the Property in connection with such audit. Without limiting the foregoing any other examiner other than a Major CPA Firm shall be required to agree that it will not represent any other tenant of the Property or of any building owned by Landlord or an affiliate of Landlord.

(e)

The audit shall be commenced within thirty (30) days after Landlord notifies Tenant that such documents and calculations are available for audit, and shall be concluded within sixty (60) days of its commencement. Tenant shall provide Landlord with a written report (the “Audit Report”) from its examiner summarizing the results of the audit not later than the earlier of (a) five (5) days after Tenant’s receipt of the Report and (b) ninety-five (95) days after Landlord delivers the Documentation Availability Notice (the earlier of such dates, the “Report Due Date”).

(f)

If Tenant delivers the Report to Landlord on or before the Report Due Date, any overpayments or underpayments of Operating Expense Excess revealed by such audit shall be adjusted promptly by the parties. If such audit reveals an overpayment by Tenant in excess of five percent (5%) of the Operating Expense Excess owed by Tenant for the year in question, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of the audit.

(g)

If, after the Audit with respect to any calendar year, it is finally determined that: (a) Tenant has made an overpayment on account of Operating Costs Excess, Landlord shall credit such overpayment against the next installment(s) of Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the Term, Landlord shall promptly refund to Tenant the amount of such overpayment less any amounts then due from Tenant to Landlord; or (b) Tenant has made an underpayment on account of Operating Costs Excess, Tenant shall, within thirty (30) days of such determination, pay such underpayment to Landlord.

(h)

Time is of the essence of the provisions of this Section 8.4. If Tenants fail to give Landlord the Audit Request or the Audit Report by the deadlines set forth in this Section 8.4, then Tenant shall have no further right to question said Operating Expense Excess Costs, and the amounts shown on Landlord’s Year End Statement shall be final as between the parties.

8.5Survival. The obligations of each party under this Section 8 shall survive termination of this Lease.

9.UTILITIES AND LANDLORD SERVICES

9.1Utilities. Tenant shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the Premises and are either separately metered or submetered, and all bills for fuel furnished to a separate tank servicing the Premises exclusively. Electricity is sub-metered via a check meter(s), Tenant shall, within thirty (30) days of billing from time to time, reimburse Landlord, as Additional Rent for the cost of electricity provided to the Premises, as measured by such sub-meter(a), without mark-up.

9.2Services. Except as set forth in Section 9.1, Landlord shall furnish (i) to the Building’s Common Areas, reasonable heat and air conditioning during the heating and air conditioning seasons of each year, elevator service, and lighting, twenty-four (24) hours per day, three hundred sixty-five (365) days per year (three hundred sixty-six (366) days in a leap year), and (ii) to the Premises, access, hot and cold water, and reasonable heat and air conditioning twenty-four (24) hours per day, three hundred sixty-five (365) days per year (three hundred sixty-six (366) days in a leap year), and such cleaning service, including night cleaning of the Premises, as is customary in similar buildings in Watertown. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Premises Delivery Date. If Tenant requires additional utilities or equipment, the installation and maintenance thereof shall be Tenant’s sole obligation, provided that such installation shall be subject to the consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

9.3Interruption of Services. Subject to Tenant’s rights under Section 9.4, Landlord’s failure to furnish, or any interruption, diminishment, or termination of, services or to perform any maintenance or perform any other obligation which Landlord is required to perform under this Lease due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions, or the occurrence of an event of Force Majeure (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.

9.4Tenant’s Remedies in the Event of Untenantabilty. (a) If the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive business days as a result of a Service Failure other than a Force Majeure event, then Tenant, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 6th consecutive business day of the Service Failure and ending on the day the service has been restored. (b) If the Premises, or a material portion of the Premises, are made untenantable for a period in excess of fifteen (15) consecutive business days as a result of a Service Failure by reason of a Force Majeure event, then Tenant, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 16th consecutive business day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement under either Section 9.4(a) or 9.4(b) shall be equitably prorated. (c) If the Premises, or a material portion of the Premises, are made untenantable for a period in excess of sixty (60) days as a result of a Service Failure, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior notice to Landlord; provided however, that if Landlord cures such condition on or before the date thirty (30) days after it receives such notice, then Tenant shall have no right to terminate this Lease based upon such Service Interruption. The provisions of this Section 9.4 shall not apply in the event of untenantability caused by a fire, other casualty, or taking (see Section 19).

10.COMPLIANCE WITH LAWS

10.1Tenant’s Obligations. Tenant, at its sole expense, shall comply with all Laws applicable to its use of the Premises or any portion of the Property; provided that Tenant shall not be required to make any alterations to the Premises or the Property required by Law, except to the extent that the same are required either by Tenant’s particular (i.e., other than general office) use of the Premises, or as the result of any alterations, improvements, or additions made by Tenant. If Tenant receives notice of any violation of Laws applicable to the Premises or the Property, it shall give prompt notice thereof to Landlord.

10.2Landlord’s Obligations. Landlord shall comply with any Laws relating to the Common Areas (subject to Tenant’s obligations under Section 10.1) and any Laws which are of general applicability to the maintenance or operation of the Building as an office building.

11.INSURANCE

11.1Tenant Covenants. Tenant shall not knowingly permit any use of the Premises which will make voidable any insurance on the Property, or on the contents of the Property, which shall be contrary to any Law or regulation from time to time established by the Massachusetts State Board of Fire Prevention Regulations, or any similar body succeeding to its powers, or any standard from time to time established by the National Fire Protection Association, or any similar body succeeding to its powers. Tenant shall, within ten (10) days of demand, reimburse Landlord and all other tenants, all extra insurance premiums caused by Tenant’s use of the Premises.

11.2Tenant’s Insurance. Tenant shall maintain, throughout the Term, the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing Insurance Limits as set forth in Exhibit 1; (b) property insurance written on an All Risk or Special Cause of Loss Form, including earthquake and sprinkler leakage coverage, at full replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise, and other personal property within the Premises (“Tenant’s Property”); (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord and Landlord’s managing agent, if any. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty (30) days’ advance notice of any cancellation, or termination, and, to the extent available, material change, or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

Landlord makes no representation or warranty to Tenant that the amounts or types of insurance required to be carried by Tenant under this Lease are adequate to fully protect Tenant’s interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

11.3Landlord’s Insurance. Landlord shall maintain, throughout the Term, property insurance on the Building which shall provide for All Risk coverage or Special Cause of Loss Form at replacement cost value, as reasonably estimated by Landlord, and commercial general liability insurance written on an occurrence basis with broad form “contractual” liability endorsement under which Landlord is the named insured with respect to the Property in an amount not less than Insurance Limit set forth above per occurrence.

11.4Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions, or causes of action against the other for any loss or damage with respect to Tenant’s Property, leasehold improvements, the Building and any improvements therein, the Premises, or any contents thereof, including rights, claims, actions, and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by property insurance. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

12.MAINTENANCE; SIGNAGE

12.1Tenant’s Obligations. Tenant shall maintain the Premises in good condition, reasonable wear and tear, damage caused by fire, other casualty or taking, and damage caused by the negligence or willful misconduct of Landlord, or Landlord’s agents, employees, or contractors excepted. Tenant shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Tenant may, at its sole cost and expense, install interior signage in the Building’s first floor lobby and at the second floor entrance to the Premises subject to prior, written approval from Landlord, which will not be unreasonably withheld; Tenant shall be solely responsible for ensuring that any exterior signage it installs complies with the all Laws, including without limitation the Watertown Zoning Ordinance and The Arsenal on the Charles Signage Guidelines, as either may be amended from time to time. Notwithstanding anything to the contrary in Section 12.1 or elsewhere in this Lease, prior to the expiration or termination of the Term, Tenant shall remove, at its sole cost and expense, all signage installed by Tenant and repair any damage to the Building caused by the installation or removal of Tenant’s signage.

12.2Landlord’s Obligations. Landlord agrees to maintain in good condition the roof, structure, and the common building systems of the Building (including without limitation the heating, ventilation, and air conditioning systems serving the Premises), as well as any Common Areas of the Building and the Property in the same condition as they are in at the commencement of the Term, or as they may be put in during the Term, damage caused by fire, other casualty, or taking, and damage caused by the negligence or willful misconduct of Tenant, or those for whose conduct Tenant is legally responsible excepted. Landlord shall provide standard The Arsenal on the Charles directory signage for Tenant.

13.ALTERATIONS

13.1Permitted Alterations by Tenant. Tenant shall not make structural alterations, improvements, installations, or additions to the Premises or the Building, but Tenant may make non-structural improvements and alterations to the Premises, subject to obtaining Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned, or delayed. All permitted alterations shall be at Tenant’s sole expense, except as expressly otherwise provided in Section 6.2 hereof, and shall be in compliance with all Laws and of a quality at least equal to the present construction. All work performed by Tenant shall be performed at such times as Landlord may reasonably require, and shall be performed subject to such construction rules and regulations (if any) as may be promulgated by Landlord pursuant to Section 26.

13.2Courtyard Equipment. Tenant shall have the right to install, at its sole expense and subject to all Laws, Tenant’s HVAC equipment, antenna(e), satellite dishes, and similar equipment in those portions of the Building’s interior courtyard, if any, that Landlord may designate for such equipment. Any such equipment, including any cabling or other connections between such equipment and the Premises shall be treated as part of the Premises for purposes of Sections 10.1, 12, 13, and 17.1 hereof, but Tenant shall not be charged additional Base Rent, and Tenant’s Share shall not change, on account of such equipment and/or cabling or other connections.

13.3Mechanics Liens. Tenant shall not permit any mechanics’ liens, or similar liens, to remain upon the Premises or the Property for labor and materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall, within ten (10) business days of notice from Landlord, cause any such lien to be discharged or bond over without cost to Landlord.

13.4Removal of Alterations. Any alterations, additions, or installations made by Tenant, other than Tenant’s trade fixtures and business equipment, shall become the property of Landlord at the termination of the Term; provided, however, that Landlord shall have the right (which right shall be exercisable by notice given by Landlord to Tenant at the time that Landlord approves Tenant’s plans for the same) to require Tenant to remove, prior to the expiration or termination of the Term, any alterations, additions, or installations made by Tenant which, in Landlord’s reasonable judgment (i) adversely affect the general utility of the Building or the Premises for use by a future tenant(s), or (ii) will require the expenditure of greater than usual amounts to prepare the Premises or the Building for use by a future tenant(s). In such event, Tenant shall repair any damage to the Premises or Building caused by the installation or removal of such alterations, additions, or installations.

13.5Landlord’s Right to Make Alterations. Subject to Section 16, Landlord reserves the right, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs, or replacements in or to the Building (including the Premises), the Common Areas, and the Property and the fixtures and equipment thereof, as it may deem necessary or desirable, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant, including without limitation, no material reduction (i) in the area or volume of the Premises or (ii) of the Premises’ window area.

14.ASSIGNMENT; SUBLEASING

14.1General. Except in connection with a Permitted Transfer to a Permitted Transferee (each as defined in Section 14.2), Tenant shall not assign, sublease, transfer, or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned, provided that Tenant has complied with its obligations under Section 14.3. Without limitation, Landlord may withhold its consent if the proposed transferee is an occupant of the Property, unless Landlord cannot satisfy the needs of such proposed assignee or sublessee with respect to the size of the premises sought to be leased by such proposed assignee or sublessee or the term of occupancy, or if the proposed transferee, whether or not an occupant of the Building, is then in discussions with Landlord regarding the leasing of space at the Property, unless Landlord cannot satisfy the needs of such proposed assignee or sublessee with respect to the size of the premises sought to be leased by such proposed assignee or sublessee or the term of occupancy. No Transfer, including a Permitted Transfer, shall release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time. Tenant shall reimburse Landlord for its reasonable attorneys’ fees for Landlord’s review of any requested Transfer other than a Permitted Transfer.

14.2Permitted Transfers. Tenant may, without obtaining Landlord’s consent: (i) assign this Lease to a Permitted Tenant Successor (defined below), and (ii) assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), (each a “Permitted Transfer”), provided that: (a) Tenant must give Landlord notice at least ten (10) days prior to such Transfer and (b) in the case of an assignment to a Permitted Tenant Successor, the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation reasonably acceptable to Landlord evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall, unless the Permitted Transfer is effected as a matter of law (e.g., in the case of a statutory merger) sign and deliver to Landlord an assumption agreement in a form reasonably acceptable to Landlord.

“Permitted Tenant Successor” shall mean any successor to Tenant by merger, consolidation, or other form of corporate reorganization, and any successor to Tenant by the purchase of all, or substantially all, of Tenant’s assets, “Affiliate” shall mean an entity controlled by, controlling, or under common control with Tenant. “Permitted Transferee” shall mean any Permitted Tenant Successor or Affiliate. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately following the date of the Transfer, the Permitted Tenant Successor has a net worth at least equal to the net worth of Tenant immediately prior to such Transfer.

14.3Landlord’s Recapture Right. Notwithstanding anything herein to the contrary, prior to Tenant’s commencement of any marketing of all or part of the Premises for possible assignment or for a possible sublease to anyone other than a Permitted Transferee, Tenant shall give notice (the “Recapture Offer”) to Landlord offering to terminate this Lease (in the case of a proposed assignment of this Lease or a sublease for the balance of the Term, including extension options), or offering to suspend the Term with respect to the portion (the “Recapture Premises”) for the proposed term (the “Recapture Term”) of the sublease (including the approximate date of commencement of the Recapture Term), as the case may be. In either case, the effective date of recapture shall be the estimated date of commencement of the Recapture Term, as set forth in the Recapture Offer. Landlord may accept the Recapture Offer by giving notice to Tenant within thirty (30) days after Landlord receives the Recapture Offer. If Landlord timely accepts a Recapture Offer: (i) the parties shall promptly execute a written agreement confirming Landlord’s acceptance of the Recapture Offer (the parties confirming that, with respect to a recapture of only a portion of the Premises, Base Rent and Additional Rent shall be appropriately prorated to reflect the reduction of the Premises during the Recapture Term), provided however, that the execution of such agreement shall not be a condition to the exercise by Landlord of its recapture right), and (ii) Landlord shall be responsible for any costs made necessary by the exercise by Landlord of its recapture right (including, without limitation, demising work and work necessary in connection with the operation of utilities). If Landlord does not timely accept a Recapture Offer, then Tenant shall, subject to the provisions of this Section 14 (including Landlord’s right of approval), have the right to assign its interest in this Lease or sublease the Recapture Premises for the approximate Recapture Term, except that if Tenant does not enter into a Transfer consistent with the Recapture Offer within nine (9) months of the date of Landlord’s receipt of a Recapture Offer, then Tenant shall be required, as a condition to entering into any Transfer, to again give Landlord a Recapture Offer in accordance with this Section 14.3.

14.4Transfer Profit. Except in connection with Permitted Transfers, Tenant shall pay Landlord fifty percent (50%) of the amount by which all Rent and other consideration which Tenant receives as a result of a Transfer exceeds the sum of: (i) of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, plus (ii) Transaction Costs, as hereinafter defined, plus (iii) any portion of the Rent or other consideration received by Tenant and attributable solely to the transferee or assignee’s use of Tenant’s equipment, furnishings, or fixtures installed at Tenant’s expense. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. “Transaction Costs” shall be defined as the costs for brokerage, tenant improvements and allowances, legal, and design costs actually incurred by Tenant in good faith in connection with such Transfer (which Tenant shall have the right to recover before any payment is due to Landlord pursuant to this Section 14.4). If there is an Event of Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

15.SUBORDINATION

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust, and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the Property, and Tenant shall, within ten (10) days of receipt of written request from Landlord, promptly execute and deliver such commercially reasonable written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust, or other such instruments in the nature of a mortgage. For any mortgages, ground leases, and/or underlying lease or deeds of trust with respect to the Building and/or the Property, Landlord will obtain from any mortgagee, ground lessor, or trustee therein, as the case may be, a written instrument in recordable form, in the customary form of such mortgagee, ground lessor, or trustee (“Nondisturbance Agreement”), stating that, as long as Tenant shall not be in default of the obligations on its part to be kept and performed under the terms of this Lease, Tenant’s possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be, provided that Tenant shall agree to attorn such mortgagee, ground lessor, or trustee. Tenant shall be responsible for paying any fees or expenses charged by such mortgagee, ground lessor, or trustee, or otherwise incurred by Landlord, in connection with such Nondisturbance Agreement. Landlord represents that there is no existing mortgage, deed of trust, or ground lease affecting the Premises.

16.LANDLORD’S ACCESS

Landlord or agents of Landlord may, at reasonable times, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Landlord is required or may elect to do. If Tenant has an extension option which lapses unexercised, or at any time on or after the date three (3) months before the expiration of Tenant’s second extension option, Landlord may show the Premises to others and may affix to any suitable part of the Premises a notice for letting or selling the Premises or the Property and keep the same so affixed without hindrance or molestation. Except in emergencies and normal cleaning and maintenance operations, Landlord shall give Tenant reasonable notice prior to exercising any right of entry in the Premises; and, in exercising any right which Landlord has to enter the Premises, Landlord shall use reasonable efforts to minimize any interference with Tenant’s Permitted Use of the Premises.

17.INDEMNIFICATION

17.1Tenant’s Indemnity. Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, but subject to Section 11.4, Tenant shall indemnify, defend, and hold harmless Landlord and Landlord’s managing agent against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges, and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (collectively, “Losses”), which may be imposed upon, incurred by or asserted against Landlord or Landlord’s managing agent by any third party and arising out of or in connection with: (i) any damage or injury either occurring in the Premises or caused by the negligence or willful misconduct of Tenant, or Tenant’s agents, employees, or contractors, or (ii) any breach by Tenant of its obligations under Sections 10.1, 22, or 23.

17.2Landlord’s Indemnity. Subject to Section 11.4, Landlord shall indemnify, defend, and hold harmless Tenant against and from all Losses which may be imposed upon, incurred by, or asserted against Tenant by any third party and arising out of or in connection with: (i) any damage or injury caused by the negligence or willful misconduct of Landlord, or Landlord’s agents, employees, or contractors, or (ii) any breach by Landlord of its obligations under Section 23.

18.ESTOPPEL CERTIFICATES

Landlord and Tenant shall each, within ten (10) business days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults, and the amount of Rent that is due and payable.

19.FIRE, CASUALTY, EMINENT DOMAIN

Should a substantial portion of the Premises, or of the Building be substantially damaged by fire or other casualty, or be taken by eminent domain, Landlord may elect to terminate this Lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of Rent shall be made, and Tenant may elect to terminate this Lease if:

(a)	Landlord fails to give notice within thirty (30) days of intention to restore Premises, or
(b)	Landlord fails to restore the Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty, or taking.

Landlord reserves, and Tenant grants to Landlord, all rights which Tenant may have for damages or injury to the Premises for any taking by eminent domain, except for damage to Tenant’s Work, fixtures, property, or equipment.

20.DEFAULT; BANKRUPTCY

20.1Events of Default by Tenant: The following shall be deemed to be “Events of Default” by Tenant:

(a)	Tenant shall default in the payment of any installment of Rent or other sum herein specified and such default shall continue for ten (10) days after notice thereof; or
(b)

Tenant shall default in the observance or performance of any other of Tenant’s covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after notice thereof; or such longer period as Tenant may reasonably require to cure such default, provided that Tenant commences to cure such default within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(c)	Tenant shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of Tenant’s property for the benefit of creditors.

20.2Landlord’s Remedies. (a) If an Event of Default by Tenant occurs, then Landlord shall have the right thereafter to re-enter and take complete possession of the Premises, to declare the Term ended, and remove Tenant's effects, without prejudice to any remedies which might be otherwise used for arrears of Rent or other default. Tenant shall indemnify Landlord against all loss of Rent and other costs which Landlord may incur by reason of such termination during the residue of the Term. (b) Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises if this Lease is terminated based upon an Event of Default by Tenant. Marketing of Tenant’s Premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts”. Landlord shall not be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building.

20.3Landlord’s Self-Help. If Tenant defaults in any of its non-monetary obligations under this Lease, and thereafter fails to cure such default within thirty (30) days after Tenant receives notice of such default from Landlord (except that no prior notice shall be required in an emergency), then Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorneys’ fees, in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Lease Interest Rate, shall be paid to Landlord by Tenant as Additional Rent.

20.4Landlord’s Default. Landlord shall not be deemed to be in default of its obligations under this Lease unless Tenant has given Landlord notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default. Except as otherwise expressly provided in this Lease, Tenant shall not have the right to terminate this Lease nor shall Tenant’s obligation to pay Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under this Lease.

21.NOTICES

All demands, approvals, consents, or notices shall be in writing and delivered by hand or sent by express or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth above, or at such other address or addresses of which either party shall give notice to the other party.

22.SURRENDER; HOLDOVER

22.1Delivery of Premises at End of Term. Tenant shall, at the expiration or other termination of the Term; (i) remove all Tenant’s goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant, either inside or outside the Premises), and (ii) deliver to Landlord the Premises all keys, locks thereto, and other fixtures connected therewith and, subject to Section 13.3, all alterations and additions made to or upon the Premises, broom clean, free of debris and rubbish, and otherwise in the same condition in which Tenant is required to maintain the Premises during the Term. If Tenant fails to remove any of Tenant’s property from the Premises after the latter of the expiration or prior termination of the Term, or the date that Tenant vacates, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22.2Hold Over. Occupancy of the Premises by Tenant or anyone claiming by, through, or under Tenant after termination or expiration of the Term shall be that of a tenancy at sufferance. Such occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay as a use and occupancy charge an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover or payment by Tenant or anyone claiming by, through, or under Tenant after the termination or expiration of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If such holding over continues for more than thirty (30) calendar days Tenant shall hold harmless Landlord, its agents and employees, and will exonerate, defend, and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of such occupancy of the Premises, including without limitation, any consequential damages incurred by Landlord arising from such tenancy at sufferance on and after the day on which the Term terminates or expires.

23.Intentionally omitted

24.FORCE MAJEURE

If Landlord is prevented or delayed from making any repairs or performing any other covenant hereunder by reason of any cause reasonably beyond the control of Landlord (“Force Majeure”), and Landlord gives Tenant written notice of such Force Majeure event within ten (10) business days of its occurrence, Landlord shall not be liable to Tenant therefor nor, except as expressly otherwise provided in Sections 9.4 and 19, shall: (i) Tenant be entitled to any abatement or reduction of Rent by reason thereof, or (ii) the same give rise to a claim by Tenant that such failure constitutes actual constructive eviction from the Premises or any part thereof. The provisions of this Section 24 shall not extend or delay the periods of time prior to which Tenant has a right of abatement or termination as expressly set forth in Sections 9.4 and 19.

25.LIMITATIONS OF LIABILITY

25.1Landlord’s Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders, or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid.

25.2Transfer by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building or Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease, including without limitation Landlord’s Security Deposit obligations under Section 4.

25.3No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR LANDLORD’S MANAGING AGENT, IF ANY, BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS, OR ANY FORM OF SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGE; PROVIDED THAT THE PROVISIONS OF THIS SENTENCE SHALL NOT LIMIT ANY LIABILITY WHICH TENANT HAS TO LANDLORD BASED UPON THE BREACH OF ITS OBLIGATIONS UNDER SECTION 22.

26.RULES AND REGULATIONS

Tenant will faithfully observe and comply with the Rules and Regulations, if any, attached hereto as Exhibit 3, and such further reasonable non-discriminatory Rules and Regulations as Landlord hereafter, from time to time, may make and communicate in writing to Tenant; provided, however, that in the case of any conflict between the provisions of this Lease and any such Rule or Regulation, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees, or licensees.

27.PROHIBITED MATERIALS

27.1Hazardous Materials. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (other than standard cleaning and office supplies stored, used, and disposed of in accordance with all Laws) any inflammable, combustible, or explosive fluid, material, chemical, or substance including, without limitation, any hazardous substances, materials, or wastes (collectively, “Hazardous Materials”) as defined under applicable federal, state, or local law, including without limitation under the Federal Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 USC §§ 9601, et seq., the Federal Solid Waste Disposal Act as amended by Resource Conservation and Recovery Act of 1976 (RCRA), 42 USC §§ 6901, et seq., or the Massachusetts Oil and Hazardous Material Release Prevention Act, M.G.L. c. 21E, or under any regulation of any governmental authority regulating environmental or health matters, as any of the foregoing may be amended from time to time (collectively, “Environmental Laws”).

Tenant acknowledges that it has received a copy of the environmental restrictions imposed on the use of the Property as set forth in Exhibit 5 hereto (the “Environmental Restrictions”). Any handling, treatment, transportation, storage, disposal, or use of Hazardous Materials by Tenant in or about the Premises and Tenant’s use of the Premises shall comply with all applicable Environmental Laws and the Environmental Restrictions. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against any liabilities, losses, claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expense which result from the use, storage, handling, treatment, transportation, release, or disposal of Hazardous Materials in or about the Premises or at the Property by Tenant or Tenant’s agents, employees, or contractors after the Premises Delivery Date, as well as any violation of the Environmental Restrictions by Tenant or its agents, employees, or contractors.

27.2Other Prohibited Materials. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building: any materials, appliances, or equipment (including, without limitation, materials, appliances, and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety, or health or may cause damage, injury, or death; any unique, unusually valuable, rare, or exotic property, work of art, or the like unless the same is fully insured under the insurance set forth in Section 11.2; or any data processing, electronic, optical, or other equipment or property of a delicate, fragile, or vulnerable nature unless the same are housed, shielded, and protected against harm and damage, whether by cleaning or maintenance personnel, radiations, or emanations from other equipment now or hereafter installed in the Building or at the Property, or otherwise.

28.OTHER PROVISIONS

28.1Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

28.2Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as any state of the United States.

28.3Execution. This Lease may be executed in multiple counterparts, each of which individually shall be deemed an original and all of which together shall constitute a single, original agreement.

28.4Broker. Tenant and Landlord each represent and warrant that it has not directly or indirectly dealt, with respect to the leasing of space in the Building, with any broker or had its attention called to the Premises or other space to let in the Building, by anyone other than the broker, person, or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate, and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising as a result of a breach of the foregoing representation by Tenant, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the Landlord’s Broker and Tenant’s Broker as designated in Exhibit 1.

28.5Modifications. If in connection with obtaining financing for the Building, the Property, or Landlord’s interest therein, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s Permitted Use of the Premises.

28.6Waiver. Landlord’s failure to complain of any action or non-action by Tenant, no matter how long the same may continue, shall never be a waiver of by Landlord of its right’s hereunder. Further, no waiver of any provision hereof by Landlord shall be construed as a waiver of any other provision hereof, nor as a waiver at any subsequent time of the same provision. Landlord’s consent or approval to or of any action by Tenant requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

28.7Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to choice-of-laws principles, and any applicable local municipal rules, regulations, by-laws, ordinances, and the like.

28.8Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company, or other institutional lender holding a mortgage or ground lease on the Building or Landlord’s interest therein, Tenant agrees:

(a)

that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to Tenant, specifically otherwise elect; and

(b)

that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed Landlord’s obligations thereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the Premises after having given notice to Tenant of the same.

28.9Representation of Authority. By the execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

28.10Expenses Incurred by Landlord upon Tenant Requests. Except as otherwise provided in Section 14.1, Tenant shall, upon demand, reimburse Landlord for all reasonable third-party expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals, or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with the proposed alterations to be made by Tenant to the Premises and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant. Such costs shall be deemed to be Additional Rent under this Lease. Tenant shall not be obligated to pay any of Landlord’s costs related to the negotiation or execution of this Lease or Landlord’s review of plans for Tenant’s Work.

28.11Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term of this Lease, all obligations on the part of Tenant to indemnify, defend, or hold harmless Landlord, or to pay Rent or other amounts then owed, as set forth in this Lease shall survive the expiration or prior termination of the Term of this Lease.

28.12Notice of Lease. The parties agree not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord’s and Tenant’s attorneys. In no event shall such document set forth Rent or other charges payable by Tenant under this Lease, and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

28.13Anti-Terrorism Representations. Tenant represents and warrants to Landlord that:

(a)

Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the USA Patriot Act) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

(b)

Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and

(c)

Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.

28.14Waiver of Trial by Jury. To induce Landlord to enter into this Lease, TENANT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LANDLORD OR TENANT ON ANY MATTERS WHATSOEVER ARISING OUT OF OR ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, INCLUDING BUT NOT LIMITED TO ANY SUMMARY PROCESS EVICTION ACTION.

28.15No Offset. Except as may be otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate or cancel this Lease, to withhold Rent, or to set-off any claim or damages against Rent as a result of any default by Landlord or breach by Landlord of its covenants or warranties or promises under this Lease, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. Further, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from Rent thereafter due and payable, but shall look solely to Landlord for satisfaction of such claim.

28.16No Reservation. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for ten (10) days after such delivery.

28.17Tenant’s Right of First Offer. Provided that (i) Tenant is not in default of any of its covenants and obligations under the Lease, (ii) Tenant has not Transferred except to a Permitted Transferee nor subleased all or any portion of the Premises then demised to Tenant, and (iii) if less than nine (9) months remain in the Initial Term or initial Extension Term, as the case may be, Tenant already has validly exercised its extension option under Section 5.3 for the subsequent Extension Term (collectively, the “ROFO Preconditions”), which ROFO Preconditions Landlord may waive, at its sole election, by written notice to Tenant), both when Landlord is required to give Landlord’s ROFO Notice (defined below) and as of the ROFO Premises Commencement Date, Tenant shall have the right (“Right of First Offer”) to lease the ROFO Premises (defined below), if and when such ROFO Premises becomes available for lease to Tenant, as set forth below.

(a)

Definitions. (x) “ROFO Premises” shall mean any area of the Building on a floor above or below the Premises then demised to Tenant, when such area becomes available for lease to Tenant during the Term of this Lease. (y) A ROFO Premises shall be deemed to be “available for lease to Tenant” if, during the Initial Term or first Extension Term, if any, of this Lease, Landlord, in its reasonable judgment, determines that such area will become available for leasing to Tenant (i.e., when Landlord determines that the then current occupant of such ROFO Premises will vacate such ROFO Premises, and when Landlord intends to offer such area for lease). No portion of the Building vacant on or before the Base Rent Commencement Date shall be deemed to be “available for lease to Tenant” until such premises have been leased to a third party, and thereafter Landlord determines that such third party tenant of such ROFO Premises will vacate such ROFO Premises, and when Landlord intends to offer such area for lease. (z) The “ROFO Premises Commencement Date” shall be the latter of: (i) the ROFO Premises commencement date set forth in Landlord’s ROFO Notice, or (ii) the date that Landlord delivers such ROFO Premises to Tenant.

(b)

Exercise of Right to Lease ROFO Premises: Landlord shall give Tenant written notice (“Landlord’s ROFO Notice”) when Landlord determine that a ROFO Premises will become available for lease to Tenant. Landlord’s ROFO Notice shall set forth the exact location of the ROFO Premises, Landlord’s designation of the Fair Market Rental Rate (as defined in Section 5.3 hereof, disregarding any references to renewal, but taking into consideration the “AS IS, WHERE IS” condition of the ROFO Premises) applicable to the ROFO Premises and the ROFO Premises Commencement Date. Tenant may lease such ROFO Premises in its entirety only, by delivering written notice of exercise to Landlord (“Tenant’s ROFO Exercise Notice”) within ten (10) business days after the date of

Landlord’s ROFO Notice. If Tenant disagrees with Landlord’s designation of the Fair Market Rental Rate, Tenant shall so state in Tenant’s ROFO Exercise Notice, and the Fair Market Rental Rate shall be determined in accordance with the provisions of Section 5.3 hereof. Tenant shall have no right to exercise its Right of First Offer if less than one (1) year remains in the Initial Term of the Lease or the initial Extension Term, if any, of the Lease unless Tenant, simultaneously with delivering Tenant’s ROFO Exercise Notice, also validly exercises Tenant’s Extension Option in accordance with Section 5.3 hereof or otherwise extends the Lease Term upon terms and conditions mutually agreed upon by Landlord and Tenant. If Tenant has no right to exercise its Right of First Offer or if the ROFO Preconditions are not met, Landlord shall not be obligated to deliver Landlord’s ROFO Notice to Tenant. If Tenant fails to timely give Tenant’s ROFO Exercise Notice, Tenant shall have no further right to lease the ROFO Premises in question unless and until either (i) such ROFO Premises have been leased to a third party and thereafter again become “available for lease to Tenant”, time being of the essence of this Section 28.17 or (ii) Landlord intends to offer the ROFO Premises to another prospective tenant at less than 95% of the Fair Market Rental Rate at which Landlord most recently offered the ROFO Premises to Tenant.

(c)

Lease Provisions Applying to ROFO Premises: The leasing to Tenant of any ROFO Premises shall be upon all of the same terms and conditions of the Lease (subject to application of the fair market rental rate as set forth above), except that Tenant shall take such ROFO Premises “AS IS, WHERE IS” in its then (i.e., as of the date of delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any ROFO Premises for Tenant’s occupancy or to provide any Tenant Improvement Allowance for the ROFO Premises. The Termination Date with respect to such ROFO Premises shall be the Termination Date of the Lease.

(d)

Execution of Lease Amendments: Notwithstanding that Tenant’s exercise of its Right of First Offer shall be self-executing as described above, the parties shall promptly execute a lease amendment reflecting the addition of a ROFO Premises. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its Right of First Offer, unless otherwise specifically provided in such lease amendment.

(e)

Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of Bright Horizons with respect to space in the Building.

28.18Quiet Enjoyment. Tenant, upon paying the Rent reserved herein and performing all of the terms, covenants, and conditions on Tenant’s part to be observed and performed, shall peaceably and quietly have and hold the Premises without hindrance or molestation by any person(s) lawfully claiming by, through, or under Landlord, subject to the terms of this Lease.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant is present, upon any demand of any court-appointed receiver, trustee, assignee for the benefit of creditors, sheriff, marshal, or court officer entitled pursuant to a court order or other legal process to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation, or other department of the city, state, or federal governments.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Lease, as a sealed instrument, as of the Execution Date.

TENANT:	LANDLORD:

Enanta Pharmaceuticals, Inc.	Athena Arsenal, LLC

By:	By:
Name:	Name:
Title:	Title:

Date Signed:	Date Signed:

Exhibit 2

SECOND FLOOR PLAN	400 Talcott JUNE 12, 2018

Exhibit 3

The Arsenal

RULES AND REGULATIONS

i.The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, fire escapes, or other parts of the Complex or the buildings not occupied by any tenant shall not be obstructed by any tenant or used for any purpose other than ingress and egress to and from the tenant's premises. Landlord shall have the right to control and operate the public portions of the Complex and the buildings and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the tenant's premises (or to other premises or to any space in the buildings) of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the building.

ii.No awnings, signs, or other projections shall be attached to the outside walls of the building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the manner, approved by Landlord in its reasonable discretion. No tenant shall throw anything out of the doors or windows or down the corridors, stairs, or air shafts.

iii.No showcases or other articles shall be put outside, in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, or vestibules without the prior written consent of Landlord.

iv.The water, toilets, wash closets, and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, cooking oils, grease, cleaning solvents, rags, chemicals, paints, cleaning fluids, or other substances shall be put therein. All fines, penalties, and damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same, and Landlord in no case shall be responsible therefor.

v.There shall be no marking, painting, drilling into, or in any way defacing the building or any part of tenant's premises visible from public areas of the building. Tenants shall not construct, maintain, use, or operate within the tenant's premises any electrical device, wiring, or apparatus in connection with a loud speaker system or other sound or alarm system except as reasonably required for its communication or security system and approved by Landlord before the installation thereof. The tenant shall_bear all_costs_an4payaKfines in connection _ with any malfunctioning system. If in the reasonable opinion of Landlord, the system becomes a nuisance or creates an unreasonable disturbance, the tenant shall promptly remedy or remove same as Landlord may request. No such loud speaker or sound system shall be constructed, maintained, used, or operated outside of tenant's premises.

vi.No bicycles, vehicles, or animals, birds, or pets of any kind (except for seeing-eye dogs) shall be brought into or kept in or about public areas, common areas of the building, or a tenant's premises and no cooking shall be done or permitted by any tenant in the tenant's premises, except, tenants may heat or reheat foodstuff in microwave or toaster ovens located within a tenant's premises. Tenants shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the tenant's premises.

vii.No space in the building shall be used by a tenant for manufacturing of goods for sale in the ordinary course of business, for the storage in bulk of merchandise or for the sale at auction of merchandise, goods, or property of any kind.

viii.No tenant shall unreasonably disturb or interfere with occupants of the building or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way.

ix.No flammable, combustible, radioactive, infectious, or explosive fluid, chemical, or substance shall be brought or kept upon a tenant's premises.

x.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made on existing locks or the mechanism thereof without the prior written consent of Landlord. All locks for doors in tenant's premises shall be "building standard." If a tenant desires to change the existing locks or the mechanism thereof, the tenant shall first obtain the approval of Landlord and then shall provide copies of the keys to such new or changed locks to Landlord immediately upon installing such new locks or changing the mechanism of existing locks. All requests for duplicate keys shall be made through Landlord and charged to tenant. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Corridor doors, when not in use, shall be kept closed. Tenants shall, and shall cause their employees to, lock the doors to the tenant's premises as tenant and tenant's employees leave at the end of each working day and after ordinary business hours, ascertain that the doors of the building by which it and they leave are locked securely. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to or otherwise procured by such tenant. In the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

xi.Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight that violates any of these rules and regulations.

xii.No tenant shall pay any employees on the tenant's premises, except those actually working for such tenant on the tenant's premises.

xiii.Landlord reserves the right to require identification from all persons entering a Building.

xiv.Landlord reserves the right to exclude from the building at all times any person who is not known or does not give proper and satisfactory identification to the Complex or Building Management. Tenants will comply with any reasonable measures instituted for the security of the building, which may include the signing in or out in a register in the building lobby after hours and on weekends and holidays. Each tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Complex or the building, and shall be liable to Landlord for all acts or omissions of such persons.

xv.Landlord or its agent has the right but not the obligation, subject to existing police procedures, to restrict Tenant, its employees, licensees and invitees from bringing into a Building, or keeping on the premises, any weapon, including but not limited to, firearms, knives, shotguns and similar items.

xvi.The Landlord or its agent reserves the right to exclude or expel from the Building any persons who in the judgment of the Landlord or its agent, is intoxicated under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the Property.

xvii.A tenant's premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

xviii.Each tenant, before closing and leaving its premises at any time, shall see that all windows are closed and all lights other than emergency and security lights are turned off.

xix.Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Complex. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to the tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord (which will be provided to the tenant upon the tenant's request) from time to time or at such charge as is agreed upon in advance by Landlord and the requesting tenant.

xx.Canvassing, soliciting, and peddling in the Complex and the building is prohibited and each tenant shall cooperate to prevent the same.

xxi.There shall not be any hand trucks used in any tenant's premises, or in the public halls of the building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenants shall be responsible to Landlord for any loss or damage resulting from any deliveries to tenants.

xxii.Mats, boxes, trash, or other objects shall not be placed in common areas. Trash shall be stored and disposed of only in accordance with Landlord's instructions.

xxiii.No one except Landlord and employees and agents shall be allowed on the roof of the building, in utility or janitor's closets, or in any basement areas except those areas specifically leased to a tenant or otherwise expressly designated for the tenant's use.

xxiv.No tenant shall place any sign or advertising notice in any part of the building or any part of the Complex except as approved by Landlord, or use any advertising or take any other action that in Landlord's judgment might tend to affect adversely the reputation of the Complex or the building and its desirability as a building for laboratory space and offices.

xxv.Movement of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise, or materials that requires use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to such hours as Landlord may reasonably designate, and such movement shall be subject to reasonable control of Landlord.

xxvi.Landlord shall have the authority to limit the weight and prescribe the manner that safes, file cabinets, and other heavy equipment are positioned.

xxvii.Any passenger elevators are to be used only for the movement of persons and routine deliveries to a tenant's premises, unless an exception is first approved by Landlord in writing.

xxviii.Tenants shall not tamper with or attempt to adjust temperature control thermostats in their respective premises with respect to base building systems. A tenant shall request Landlord to adjust thermostats to maintain required temperatures for heating, ventilating, and air conditioning.

xxix.No vending or coin- or token-operated machines of any type shall be allowed in a tenant's premises (or any common area) without the prior written consent of Landlord.

xxx.Landlord shall not be responsible for lost or stolen personal property including but not limited to mail and package deliveries, money, or jewelry from a tenant's premises, the common areas, or any public areas regardless of whether such loss occurs when area is locked against entry or not.

xxxi.Tenants shall participate and shall ensure that the tenant's employees participate in all safety programs, practices, and drills, relating to emergency evacuation of the building. Tenants shall ensure that tenant's employees are appropriately instructed and informed. Tenants shall provide appropriate evacuation monitors, assistants, and wardens as necessary to assist in evacuations.

.No smoking is allowed anywhere in the Building or grounds except in areas designated from time to time by Landlord. There is no smoking within 25' of any building entrance.

xxxii.Tenants may not park more cars in the parking areas than their parking allocation at any given time. Persons parking in another tenant's designated parking area or in illegal spaces are subject to towing, with or without notice, as their sole expense.

i.If the premises demised to any tenant becomes infested with vermin due to the acts or omissions of such tenant, such tenant, at is sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefore as shall be approved by Landlord.

ii.Tenant shall immediately notify the Management Office of any accidents to or defects in water pipes, electric lights and fixtures, heating apparatus, or any other service equipment.

iii.Any damage caused by a tenant or its agents, employees, business invitees, contractors or vendors to the Premises, Building or Complex shall be the sole responsibility of the tenant and the tenant shall be solely responsible for the cost of restoring the property to its original condition within a time-frame established by Building Management. Persons assigned by the tenant to restore the property must be approved by Building Management and it is their responsibility to obtain any and all permits, if applicable.

iv.The Landlord shall have the right to make such further rules and regulations as it deems necessary so long as such rules and regulations do not Interfere with Tenant's use of the Premises as permitted by this Lease.

TO THE EXTENT OF ANY CONFLICT BETWEEN THE RULES AND REGULATIONS AND THE OTHER PROVISIONS OF THE LEASE, THE LEASE SHALL CONTROL.

Exhibit 4

PROPOSED BUILDING 2
WEST GARAGE
BUILDING 311
BUILDING 39
BLDG 97
EAST GARAGE
BUILDING 312
BUILDING 43
BUILDING 313
BUILDING 37
BUILDING 60
BUILDING 131
COMMANDER'S MANSION
NORTH
0
80'
160'

Stantec

Stantec Planning and
Landscape Architecture P.C.

Copyright Reserved

Applicant/Project

Athena Arsenal, LLC

THE ARSENAL ON THE CHARLES

Watertown, MA

Title

Site Plan

Project No. 210801385

Scale AS NOTED

Drawing No.

Exhibit 5

List of Existing Environmental Restriction Documents

1.

Grant of Environmental Restrictions and Easements dated as of August 11, 1998 from the United States of America acting by and through the Secretary of the Army as Grantor to the ~fassachusetts Department of Environmental Protection as Grantee, recorded with the !vliddlesex South District Registry of Deeds in Book 28978, Page 549, as amended and partially released by a First Amendment to Grant of Environmental Restrictions and Easement dated Februa1:y 5, 1999, and recorded with said Registry of Deeds in Book 29779, Page 359; by a Second Amendment to Grant of Environmental Restrictions and Easement dated April 15, 1999, and recorded with said Registry of Deeds in Book 30066, Page 116; by a Third Amendment to Grant of Environment-ii Restrictions and Easement dated June 7, 1999, and recorded with said Registry of Deeds in Book 30278, Page 513; by a Partial Release of Grant of Environmental Restriction and Easement dated June 10, 1999, and recorded with said Registry of Deeds in Book 30278, Page 511; by a plan entitled "Army Materials Technology Laboratory, Watertown, Massachusetts, Center Wing of Building 313 Arca and Portion of Southerly Wing of Building 313 Area," dated June 2, 1999 as revised June 3, 1999, prepared by Dunn McKenzie, Inc., (recorded in Book 30278, Page 510) as Plan No. 614 of 1999, Document Number 812; by a Fourth Amendment to Grant of Environmental Restrictions and Easement dated July 20, 2000, and recorded with said Registry of Deeds in Book 31682, Page 099; b}' a plan entitled "Area B-Revised, E, G and 4L Plan of Land in Watertown, Massachusetts," dated January 10, 200, prepared by Dunn McKenzie, Inc., recorded as Plan No. 857 of 2000; by a Fifth Amendment to Grant of Environment-ii Restriction and Easement dated July 14, 2004, and recorded with said Registry of Deeds in Book 44119, Page 001; by a plan entitled "Plan Showing Excavation Areas B, E, and Gin Watertown, Massachusetts," dated February 20, 2002, as revised on September 25, 2002, prepared by Dunn McKenzie, Inc., recorded as Plan No. 1348 of 2004; by a Sixth Amendment to Grant of Environmental Restrictions and Easement dated March 21, 2003, recorded with said Registry of Deeds in book 45129, Page 001; and by a Seventh Amendment to Grant of Environmental Restrictions and Easement dated August 9, 2006, recorded with said Registry of Deeds in Book 48562, Page 187.

2.	Notice of Activity and Use Limitation under M..G.L. c. 21E recorded with said Registry of Deeds in Book 28959, Page 092.
3.

Notice of Activity and Use Limitation under M.G.L. c. 21E recorded with said Registry of Deeds in Book 29766, Page 017, as amended by a First Amendment to Notice of Activity and Use Limitation recorded with said Registry of Deeds in Book 43589, Page 438, and by a Second Amendment to Notice of Activity and Use Limitation recorded with said Registry of Deeds in Book 44737, Page 453.

4.

Notice of Activity and Use Limitation under M.G.L. c. 21E recorded with said Registry of Deeds in Book 28959, Page 190, as amended by a First Amendment to Notice of Activity and Use Limitation recorded with said Registry of Deeds in Book 30801, Page 319.

5.

Quitclaim deed dated as of August 20, 1998 from the United States of America acting by and through the Secretary of the Anny to the Watertown Arsenal De,•clopment Corporation, recorded with said Registry of Deeds in Book 29012, Page 420.

6.	Finding of Suitability to Transfer Dated July 30, 1998, prepared for the United States Department of the Army by the United States Anny Corps of Engineers.

Including any and all amendments or modifications to the foregoing instruments of which Tenant receives written notice.